UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Barnes & Noble, Inc.

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Media Contact:	Investor Contacts:
Mary Ellen Keating	Joseph J. Lombardi
Senior Vice President	Chief Financial Officer
Corporate Communications	Barnes & Noble, Inc.
Barnes & Noble, Inc.	(212) 633-3215
(212) 633-3323	jlombardi@bn.com
mkeating@bn.com
Andy Milevoj
Director of Investor Relations
Barnes & Noble, Inc.
(212) 633-3489
amilevoj@bn.com

BARNES & NOBLE RESPONDS TO YUCAIPA’S FALSE AND MISLEADING ATTACK

ON SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS

Burkle Fails to Disclose That Delaware Court Found Special Committee Members Are Independent

Fails to Tell Shareholders He Wants Two Paid Yucaipa Representatives on Four-Member Special Independent Committee

New York, NY (September 27, 2010) — Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today issued the following statement regarding today’s false and misleading press release from Yucaipa attacking the integrity of the Special Committee of Independent Directors of the Barnes & Noble Board of Directors that is reviewing strategic alternatives to maximize value for shareholders:

“The Special Committee is made up of four directors who the Delaware Chancery Court has already found to be independent, and they are being advised by independent financial and legal advisors. Mr. Riggio is not on the committee, and numerous potential bidders are already participating in the strategic alternatives review process.

“Mr. Burkle is trying to subvert this independent process by installing two hand-picked representatives on the Special Committee, each of whom he is paying $100,000. It is telling that in his 1,500-word diatribe Mr. Burkle fails to tell shareholders that, buried in his proxy statement, he previously stated that ‘if elected to the Board, Stephen F. Bollenbach and Michael S. McQuary should immediately be appointed to the Strategic Alternatives Special Committee.’ We believe the facts demonstrate what we have been saying all along – that Mr. Burkle’s real objective is to gain control of Barnes & Noble without paying shareholders a premium.”

The Barnes & Noble Shareholder meeting is tomorrow, but it is not too late to vote on the WHITE proxy card—or change your vote—by phone or online. Your vote is important – no matter how many shares you own. For last-minute assistance in voting, shareholders should call the Company’s proxy solicitor, Innisfree M&A Incorporated toll-free at (877) 456-3422. Banks or brokers should call (212) 750-5833.

Barnes & Noble, Inc. September 27, 2010	Page 2

Important Information and Certain Information Regarding Participants

On August 25, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2010 Annual Meeting and has mailed the definitive proxy statement to its stockholders, which definitive proxy statement was amended on September 21, 2010. The definitive proxy statement (as amended) contains information regarding the names, affiliations and interests of Barnes & Noble’s directors, director nominees and certain of its officers and employees that may be deemed, along with Barnes & Noble, to be participants in the solicitation of Barnes & Noble’s stockholders in connection with its 2010 Annual Meeting. Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy statement, the amendment thereto and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Safe Harbor

This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.

Barnes & Noble, Inc. September 27, 2010	Page 3

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller and a Fortune 500 company, operates 717 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 633 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States. Barnes & Noble is the nation’s top bookseller brand for the seventh year in a row, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features more than one million titles in its eBookstore (www.bn.com/ebooks). Through Barnes & Noble’s NOOKTM eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK™, NOOKstudy™, LendMe™, Read In Store™, More In Store™ and Lifetime Library™ are trademarks of Barnes & Noble, Inc.

Other trademarks referenced in this release are the property of their respective owners.

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